Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-216928 on Form N-2 of our report dated March 8, 2017, relating to the consolidated financial statements of BlackRock Capital Investment Corporation and subsidiaries (the “Company”), appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings, “Selected Financial Data”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

May 9, 2017